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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT




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
            1.      Name:                             Kaydon International, Inc.
                    Place of Incorporation:           United States Virgin Islands
                    Date of Incorporation:            July 16, 1991

            2.      Name:                             Kaydon Ring and Seal, Inc.
                    Place of Incorporation:           Delaware
                    Date of Incorporation:            June 30, 1986

            3.      Name:                             Kaydon S.A. de C.V.
                    Place of Incorporation:           Nuevo Leon, United Mexican States
                    Date of Incorporation:            April 10, 1987

            4.      Name:                             I.D.M. Electronics Ltd.
                    Place of Incorporation:           United Kingdom
                    Date of Incorporation:            July 1, 1957

            5.      Name:                             Electro-Tec Corp.
                    Place of Incorporation:           Delaware
                    Date of Incorporation:            October 27, 1967

            6.      Name:                             Cooper Roller Bearings Company Limited
                    Place of Incorporation:           United Kingdom
                    Date of Incorporation:            June 16, 1982

            7.      Name:                             Cooper Split Roller Bearings Corporation
                    Place of Incorporation:           Virginia
                    Date of Incorporation:            January 1, 1974

            8.      Name:                             Cooper Geteilte Rollenlager GmbH
                    Place of Incorporation:           Germany
                    Date of Incorporation:            March 19, 1974

            9.      Name:                             Industrial Tectonics Inc
                    Place of Incorporation:           Delaware
                    Date of Incorporation:            November 22, 1991

            10.     Name:                             Kaydon Acquisition Corp. V
                                                      (d/b/a Seabee Corporation)
                    Place of Incorporation:           Delaware
                    Date of Incorporation:            October 4, 1993

            11.     Name:                             Kaydon Acquisition VII, Inc.
                                                      (d/b/a Victor Fluid Power, Inc.)
                    Place of Incorporation:           Delaware
                    Date of Incorporation:            September 28, 1995

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